UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2026
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DOCGO INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

685 Third Avenue, 9th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

(844) 443-6246
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on August 16, 2026, DocGo Inc., a Delaware corporation ("DocGo" or the "Company"), Ambulnz Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("Ambulnz"), HH Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ambulnz ("MergerCo"), Hicuity Health, Inc., a Delaware corporation ("Hicuity"), Concord Innovation Fund II, LP, a Delaware limited partnership, individually (“Concord”) and in its capacity as the representative of the shareholders of Hicuity, entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger of MergerCo with and into Hicuity, with Hicuity surviving the merger as a wholly owned subsidiary of Ambulnz (the "Merger"). The pending closing of the Merger is referred to as the “Closing Date”.
Also on August 16, 2026, Ambulnz and Hicuity entered into a Consulting Services Agreement, pursuant to which, upon satisfaction of certain conditions, Ambulnz will manage Hicuity’s day-to-day non-clinical operations, fund Hicuity’s operating expenses (advancing funds if Hicuity’s operating account is insufficient), and receive a weekly management fee equal to Hicuity’s gross revenue collections less its operating expenses. The Consulting Services Agreement terminates upon the earlier of the Closing Date or the termination of the Merger Agreement.

Item 1.01 Entry Into a Material Definitive Agreement.

Amended and Restated Credit Agreement and Guaranty

On October 1, 2026, Hicuity and Ambulnz (together, the "Borrowers"), DocGo, certain subsidiaries of Ambulnz as guarantors, the lenders from time to time party thereto (the "Lenders") and Perceptive Credit Holdings IV, LP, as administrative agent (the "Administrative Agent"), entered into an Amended and Restated Credit Agreement and Guaranty (the "Credit Agreement"), which amends and restates in its entirety that certain Credit Agreement and Guaranty of Hicuity, dated as of December 6, 2022, as previously amended. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

The Credit Agreement provides for the following credit facilities (the “Term Loans”):
•Term Loan A: The existing term loans outstanding under the prior credit agreement are continued as Outstanding Term Loans under the Credit Agreement in the aggregate amount of $52,000,000.
•Term Loan B: A new term loan facility in an aggregate principal amount of $12,500,000, to be funded on the effective date of the Credit Agreement.
•Term Loan C: A new term loan facility in an aggregate principal amount of $12,500,000, to be funded upon the consummation of the Merger (or later, at the Company’s option).
•Term Loan D: A delayed draw term loan facility in an aggregate principal amount of $25,000,000, available during the period commencing on the Closing Date and ending on December 31, 2027, subject to satisfaction of certain conditions.
The Term Loans bear interest at a rate per annum equal to Term SOFR (subject to a floor of 3.50%) plus an applicable margin of 7.50%. There are no scheduled repayments of principal prior to the maturity date, and the entire outstanding principal amount of the Term Loans, together with all accrued and unpaid interest, is due and payable on the Stated Maturity Date, December 6, 2029.

The Borrowers' obligations under the Credit Agreement are jointly and severally guaranteed by the guarantors party thereto.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default, including, among other things, failure to make payments, breach of covenants, change of control and material adverse change.

The Credit Agreement also requires the Borrowers to comply with certain mandatory prepayment provisions triggered by, among other things, casualty events, the incurrence of impermissible indebtedness and certain asset sales, in each case subject to specified thresholds and reinvestment rights. Optional prepayments are permitted subject to payment of a prepayment premium.

The Credit Agreement contains customary negative covenants restricting the Obligors (as defined in the Credit Agreement) and their subsidiaries from, among other things, incurring additional indebtedness, creating liens, entering into mergers or acquisitions, making investments, disposing of assets, and making restricted payments, in each case subject to customary exceptions. Notably, while stock repurchases are generally prohibited, DocGo may repurchase its equity interests under its existing repurchase program in an aggregate amount not to exceed $40,000,000, subject to the prior consent of the Administrative Agent, pro forma compliance with financial covenants, and no existing default or event of default.

Upon the occurrence and continuance of an Event of Default (other than a bankruptcy or insolvency Event of Default), the Majority Lenders (as defined in the Credit Agreement) may, at their election, terminate the Commitments (as defined in the Credit Agreement) and declare all or any portion of the outstanding Term Loans, together with accrued interest, fees, and all other Obligations (as defined in the Credit Agreement), immediately due and payable. Upon a bankruptcy or insolvency Event of Default, the Commitments terminate automatically and all outstanding Term Loans and other Obligations become immediately due and payable without any action by the Lenders. Any Term Loans accelerated prior to the Stated Maturity Date (as defined in the Credit Agreement) are payable at the applicable Redemption Price (as defined in the Credit Agreement), which includes the principal amount being prepaid, accrued and unpaid interest thereon, and the applicable Prepayment Premium (as defined in the Credit Agreement).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Security Agreement

On October 1, 2026, in connection with the Credit Agreement, Hicuity, Ambulnz, certain other grantors party thereto and the Administrative Agent, entered into an Amended and Restated Security Agreement (the "Security Agreement"), which amends and restates in its entirety that certain Security Agreement of Hicuity, dated December 6, 2022.

Pursuant to the Security Agreement, the grantors granted to the Administrative Agent, for the benefit of the secured parties, a first-priority security interest in substantially all of the grantors' personal property, including, among other things, accounts, chattel paper, deposit accounts, equipment, general intangibles, intellectual property, inventory, investment property, pledged equity interests and proceeds thereof, subject to customary excluded assets. The security interests secure all obligations of the grantors under the Credit Agreement and the other loan documents.

The Security Agreement contains customary representations and warranties regarding the collateral, as well as customary provisions relating to the perfection, enforcement and termination of security interests and remedies upon an event of default.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Certificate

On October 1, 2026 (the “Issue Date”), in connection with the Credit Agreement, the Company entered into a Warrant Certificate (the “Warrant Certificate”) with the Administrative Agent, pursuant to which the Company issued the Administrative Agent a warrant (the “Warrant”) to purchase up to 4,000,000 shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $0.5039 per Warrant Share.

The Warrant is fully vested as of the Issue Date. The Warrant may be exercised at any time or from time to time on or after the Issue Date and prior to 5:00 p.m., Eastern time, on the tenth (10th) anniversary of such date, or, if such day is not a Business Day, on the next Business Day (the “Exercise Period”). The Warrant shall automatically exercise if the Fair Market Value of one Warrant Shares is greater than the Exercise Price, (i) immediately prior to the expiration of the Exercise Period, (ii) upon the occurrence of a Liquidity Event with respect to the Company, and (iii) upon the occurrence of an Acquisition of the Company, in each case, subject to the terms of the Warrant Certificate. The Warrant Certificate and all rights thereunder are freely transferable, in whole or in part, by the Administrative Agent without charge to the Administrative Agent, upon surrender of this Warrant Certificate to the Company at its then principal executive offices with a properly completed and duly executed Assignment, subject to certain additional transfer limitations as described in the Warrant Certificate.

The foregoing description of the Warrant and the Warrant Certificate does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Warrant Certificate, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On October 1, 2026, prior to the Company’s entry into the Credit Agreement, the Company terminated its existing revolving credit facility, dated August 7, 2025, among the Company, the guarantor and lenders party thereto, and Citibank, N.A. as administrative agent (the “Existing Credit Agreement”), including all commitments thereunder, which were not drawn at the time of termination. Additionally, the guarantees and liens securing the indebtedness under the Existing Credit Agreement were discharged and released.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Warrant Certificate is incorporated by reference into this Item 3.02.

The Warrant was issued to the Company in consideration of the Administrative Agent entering into the Credit Agreement. No underwriter or placement agent participated in the issuance of the Warrant and no underwriting discounts or commissions were paid. The Warrant was issued, and any Warrant Shares will be issued, under the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2), in reliance on representations made by the Company and without any general solicitation or general advertising. Neither the Warrant nor the Warrant Shares may be offered or sold in the United States absent registration under the Securities Act or an applicable exemption therefrom.

As of October 1, 2026, 98,992,347 shares of the registrant’s common stock, par value $0.0001 per share, were issued and outstanding.

Item 8.01 Other Events.

On October 1, 2026, the conditions to the closing of the Consulting Services Agreement were satisfied, and Ambulnz will begin to manage Hicuity’s non-clinical operations effective October 1, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement and Guaranty, dated October 1, 2026, among the Company, Hicuity Health, Inc., Ambulnz Holdings, LLC, certain subsidiaries of Ambulnz as guarantors, the lenders from time to time party thereto, and Perceptive Credit Holdings IV, LP as administrative agent

10.2
Amended and Restated Security Agreement, dated October 1, 2026, among Hicuity Health, Inc., Ambulnz Holdings, LLC, certain other guarantors party thereto, and Perceptive Credit Holdings IV, LP as administrative agent

10.3	Warrant Certificate, dated October 1, 2026, among DocGo Inc., and Perceptive Credit Holdings IV, LP.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

By:	/s/ Norman Rosenberg
Name:	Norman Rosenberg
Title:	Chief Financial Officer and Treasurer

Date: October 5, 2026

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